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                             EMPLOYMENT AGREEMENT


     AGREEMENT between US Unwired, Inc. (the "Company") and William L. Henning, Jr. (the "Executive"), dated as of the 4th day of December, 2000.

          1.   Term.  The term of this Agreement shall begin on the date hereof
               ----
and end on the third anniversary of the date hereof; provided, however, that on each annual anniversary of the date hereof (the "Renewal Date"), unless previously terminated, such period shall be automatically extended so as to terminate three years from such Renewal Date, unless at least 120 days prior to the Renewal Date the Company notifies the Executive that such period shall not be so extended. The term of this Agreement is hereafter referred to as the "Employment Period."

          2.   Change of Control.
               -----------------

               (a.) "Change of Control" means

                 1. The acquisition by any individual, entity or group (a "Person") within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "34 Act") of beneficial ownership (within the meaning of Rule 13d-3 under the 34 Act) of 40% or more of either
  (i) the Company's then outstanding common stock ("Outstanding Stock") or (ii) the combined voting power of its then outstanding voting securities entitled to vote generally in the election of directors ("Outstanding Voting Securities") other than any acquisition (i) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by it, or (ii) by any entity pursuant to a transaction which complies with
  Section 2(c)(i), (ii) or (iii), or (iii) any acquisition by William L. Henning, Sr., members of his immediate family, or trusts for the benefit of him or his family members; or

                 2. Individuals who as of the date hereof constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority thereof; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as a member of the Incumbent Board unless his or her initial assumption of office occurs as a result of an actual or threatened contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies by or on behalf of a Person other than the Board; or

                 3. Consummation of a reorganization, merger or consolidation, share exchange or sale or other disposition of all or substantially all of the Company's assets (a "Combination") unless immediately thereafter (i) all or substantially all of
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  the beneficial owners of the Outstanding Stock and Outstanding Voting
  Securities immediately prior to such Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of its assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Combination of the Outstanding Stock and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any entity resulting from such Combination or any employee benefit plan (or related trust) of the Company or such resulting entity) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the resulting entity or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Combination and (iii) at least a majority of the members of the board of directors of the resulting entity were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Combination; or

                 4. Approval by the shareholders of the Company's complete liquidation or dissolution.

               (b.) However, for purposes of this Agreement, a Change of Control shall be deemed not to have occurred as a result of a transaction within nine
(9) months from the date hereof with any entity with whom the Company has entered into an exclusivity agreement on or before the date of the Agreement and was in affect on the date hereof, provided that if the Company is not the surviving entity or survivor in such transaction, the survivor or successor expressly assumes this Agreement in writing.

          3.   Agreement.  The Company hereby agrees to continue the Executive
               ---------
in its employ as Chairman of the Board of the Company, and the Executive hereby agrees to remain in the Company's employ subject to the provisions of this Agreement, for the Employment Period.

          4.   Terms of Employment
               -------------------

               (a)  Position and Duties.  During the Employment Period,
                    -------------------

                    (i) (A) the Executive's position, authority, duties and responsibilities ("Role") shall be commensurate with an executive capacity and substantially comparable to the position, authority, duties and responsibilities of Chairman of the Board for similarly situated telecommunication institutions, and (B) his services shall be performed at the location where he was employed immediately preceding the Effective Date or any office or location within the State of Louisiana and

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less than 35 miles from the location where he was employed immediately preceding the Effective Date thereafter, provided that in the case of any relocation, the Company shall pay all of Executive's expenses reasonably related to such relocation, including cost of maintaining two residences, and any further relocation required or necessary to comply with this Section 4; and

                    (ii) excluding any periods of vacation and sick leave to which he is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the Company's business and affairs, and to use his reasonable best efforts to perform faithfully and efficiently the responsibilities assigned to him hereunder. It shall not be a violation of this Agreement for the Executive to (A) serve on the board of directors (or comparable governing body) or committees of any business corporation or entity (other than one in direct competition with the Company), civic or charitable organization, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions, (C) manage his legal affairs and personal investments, so long as such personal activities do not significantly interfere with the performance of his responsibilities, (D) devote reasonable periods of time to the management of any or all of Cameron Communications Corporation, Mercury Information Technologies Inc. or Xspedius Corp. or any of their affiliates or investments and (E) serve as an officer or director (or comparable position) of any or all of Cameron Communications Corporation, Mercury Information Technologies Inc. or Xspedius Corp. or any of their affiliates or investments. To the extent that any such activities have been conducted by the Executive prior to the date hereof, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent thereto shall not thereafter be deemed to interfere with the performance of his responsibilities.

               (b)  Compensation During the Employment Period.
                    -----------------------------------------

                    (i)  Base Salary.  During the Employment Period the
                         -----------
Executive shall receive an annual base salary ("Annual Base Salary"), paid at a monthly rate, at least equal to $220,000. During the Employment Period, the Annual Base Salary shall be reviewed no more than 12 months after the last salary increase awarded to the Executive and thereafter at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive hereunder. Annual Base Salary shall not be reduced after any such increase and the term "Annual Base Salary" as used herein shall refer to Annual Base Salary as so increased.

                    (ii) Annual Bonus.  In addition to Annual Base Salary, the
                         ------------
Executive shall be eligible, for each fiscal year ending during the Employment Period, an annual bonus (the "Annual Bonus") in cash at least equal to 50% of his Annual Base Salary ("Targeted Bonus") as fixed by the Compensation Committee of the Company, to be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded.

                                       3
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                    (iii)  Incentive, Savings and Retirement Plans.  The
                           ---------------------------------------
Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs ("Programs") applicable generally to other peer executives of the Company and its affiliates, but in no event shall such Programs provide the Executive with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Company and its affiliates for him under such Programs as in effect on the date hereof, or if more favorable to him, those provided generally at any time after the date hereof to other peer executives of the Company and its affiliates. As used in this Agreement, the term "affiliates" shall include any entity controlled by, controlling or under common control with the Company.

                    (iv)   Welfare Benefit Plans.  The Executive and/or his
                           ---------------------
family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit programs ("Welfare Benefit Programs") provided by the Company and its affiliates (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance programs) to the extent applicable generally to other peer executives of the Company and its affiliates, but in no event shall such Welfare Benefit Programs provide him with benefits which are less favorable, in the aggregate, than the most favorable of such programs in effect for him on the date hereof or, if more favorable to him, those provided generally at any time after the date hereof to other peer executives of the Company and its affiliates. In addition, the Company, either directly or through a subsidiary, will provide Executive with life insurance in the face amount of $1,200,000 in favor of his designated beneficiaries at no cost to Executive, including no obligation to reimburse premiums.

                    (v)    Expenses.  The Executive shall be entitled to
                           --------
receive prompt reimbursement for all reasonable expenses incurred by him in accordance with the most favorable policies, practices and procedures ("Policies") of the Company and its affiliates in effect for the Executive on the date hereof or, if more favorable to him, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliates.

                    (vi)   Fringe Benefits.  The Executive shall be entitled to
                           ---------------
fringe benefits in accordance with the most favorable policies of the Company and its affiliates in effect for the Executive on the date hereof or, if more favorable to him, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliates.

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                    (vii)  Office and Support Staff.  The Executive shall be
                           ------------------------
entitled to an office or offices of a size and with furnishings and other appointments, and to personal secretarial and other assistance, at least substantially comparable to the most favorable of the foregoing provided to the Executive by the Company and its affiliates on the date hereof or, if more favorable to him, as provided generally at any time thereafter with respect to other peer executives of the Company and its affiliates.

                    (viii) Vacation.  The Executive shall be entitled to paid
                           --------
vacation in accordance with the most favorable policies of the Company and its affiliates as in effect for him on the date hereof or, if more favorable to him, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliates.

          5.   Termination of Employment.
               -------------------------

               (a)  Death or Disability.  The Executive's employment shall
                    -------------------
terminate automatically upon his death during the Employment Period. If the Company determines in good faith that his Disability has occurred during the Employment Period it may give him written notice in accordance with Section 12(b) of its intention to terminate his employment. In such event, his employment shall terminate effective on the 30th day after receipt of such notice (the "Disability Effective Date"), provided that, within the 30 days after such receipt, he shall not have returned to full-time performance of his duties. "Disability" means the absence of the Executive from his duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or his legal representative.

               (b)  Cause. The Company may terminate the Executive's employment
                    -----
during the Employment Period for Cause.  "Cause" means

                    (i) Executive's willful and continued failure to perform substantially his duties (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to him by the Board which specifically identifies the manner in which the Board believes that he has not substantially performed his duties, or

                    (ii) Executive's willful engaging in illegal conduct or gross misconduct.


     No act or failure to act, on the Executive's part shall be considered "willful" unless it is done, or omitted to be done, by him in bad faith or without reasonable belief that his action or omission was in the Company's best interests. Any act, or failure to act,

                                       5
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based upon authority given pursuant to a resolution of the Board or the advice of counsel for the Company shall be conclusively presumed to be in good faith and in the Company's best interests. The cessation of Executive's employment shall not be deemed to be for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the vote of a majority of the entire membership of the Board at a meeting called and held for such purpose (after reasonable notice is provided to the Executive and he is given an opportunity, together with counsel, to be heard before the Board), finding that, in the Board's good faith opinion, the Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

               (c)  Good Reason.  The Executive's employment may be terminated
                    -----------
by the Executive for Good Reason.  "Good Reason" means:

                    (i) assignments to him that in any material respect are inconsistent with or result in a diminution of his Role as contemplated by
Section 4(a), excluding an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                    (ii) any failure by the Company to comply with any of the provisions of Section 4(b), other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                    (iii) the Company's requiring him to be based at any office or location other than as provided in Section 4(a)(i)(B) or to travel on Company business to a substantially greater extent than reasonably required for the performance of his duties;

                    (iv) any purported termination by the Company of his employment otherwise than as expressly permitted by this Agreement; or

                    (v)    any failure by the Company to comply with and satisfy
Section 11(c); or

                    (vi)   a Change of Control of the Company.

For purposes of this Section 5(c), any good faith determination of "Good Reason" made by the Executive shall create a rebuttable presumption that "Good Reason" exists.

               (d)  Notice of Termination.  Any termination for Cause or for
                    ---------------------
Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12(b). "Notice of Termination" means a written notice which (i) indicates the specific termination provision hereof relied upon, (ii) to the extent applicable, sets forth in reasonable detail the circumstances claimed to provide a basis for termination under the provision so indicated and (iii) if the Date of Termination is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the notifying party to set forth in the Notice of Termination any circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of such party from asserting such circumstance in enforcing its or his rights hereunder.

               (e)  Date of Termination.  "Date of Termination" means in the
                    -------------------
case of (i) a termination for Cause or for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) a termination by the Company other than for Cause or Disability, the date on which the Company notifies the Executive of such termination and (iii) a termination by reason of death or Disability, the date of Executive's death or the Disability Effective Date, as the case may be.

          6.   Obligations of the Company upon Termination.
               -------------------------------------------

               (a)  Good Reason; Other Than for Cause, Death or Disability.  If,
                    ------------------------------------------------------
during the Employment Period, the Company shall terminate the Executive's employment other than for Cause or Disability, or the Executive shall terminate employment for Good Reason:

                    (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                         A.   the sum of (1) his Annual Base Salary through the
Date of Termination to the extent not theretofore paid, (2) the product of (x) the higher of (I) the Targeted Annual Bonus and (II) the Annual Bonus paid or payable, including any portion thereof which has been earned but deferred (and annualized for any fiscal year consisting of less than twelve full months or during which he was employed for less than twelve full months), for any completed fiscal year during the Employment Period, if any (such higher amount being referred to as the "Highest Annual Bonus") and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365 and (3) any compensation previously deferred by him (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), and (3) being hereinafter referred to as the "Accrued Obligations"); and

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

                           B.   the product of (1) 2.99 and (2) the sum of (x)
the Annual Base Salary and (y) the Highest Annual Bonus.

                    (ii) the Executive shall immediately become fully 100% vested under the Company's qualified defined benefit retirement plan and benefits restoration plan (together, the "Retirement Plan"), and any excess or supplemental retirement plan in which the Executive participates, as if his employment continued for three years after the Date of Termination, assuming for this purpose that his compensation in each of the three years is that required by Section 4(b)(i) and (ii);

                    (iii) for three years after the Date of Termination, or such longer period as may be provided by the terms of the appropriate program, the Company shall continue benefits to the Executive and/or his family at least equal to those which would have been provided to them in accordance with the Welfare Benefit Programs described in Section 4(b)(iv) if his employment had not been terminated or, if more favorable to him, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliates and their families, provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits provided for herein shall be secondary to those provided under such other plan during such applicable period of eligibility; and provided further that if the application of this sentence would result in material adverse tax consequences to the Company, the Company may, in lieu thereof, make cash payments to the Executive sufficient to allow him to obtain equivalent coverage for himself and his family (including to the extent necessary the election of COBRA coverage and the maintenance of duplicate coverage during any pre-existing condition exclusion), and any additional cash payments necessary so that Executive will receive the full pre-tax benefit of the cash payments in lieu of coverage. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to such programs the Executive shall be considered to have remained employed until three years after the Date of Termination and to have retired on the last day of such period;

                    (iv) for a period ending on the earlier of one year from the Date of Termination or Executive's obtaining other full-time permanent employment, the Company shall, at its sole expense as incurred, provide the Executive with outplacement services that are reasonable in scope and cost in relation to his position;

                    (v) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which he is eligible to receive under any Program or contract or agreement of the Company and its affiliates (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits");

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

                    (vi) notwithstanding any provision of any stock option agreement to the contrary, stock options theretofore granted to Executive shall become fully exercisable and may be exercised during a period equal to the lesser of (A) three years from the Date of Termination, or (B) ten years from the date of grant of the options;

                    (vii) the Company shall deliver to Executive the insurance policy referred to in Section 4b(iv) hereof with the premiums fully paid or it shall continue to make annual premium payment after termination until the premiums are fully paid (the "Life Insurance Benefit").

               (b)  Termination for Death or Disability.  If during the
                    -----------------------------------
Employment Period, the Executive's employment is terminated by reason of his death or Disability, this Agreement shall terminate without further obligations, other than for payment of Accrued Obligations, the timely payment or provision of Other Benefits and the provisions hereinbelow for the exercise of stock options and provision for the Life Insurance Benefit. Accrued Obligations shall be paid in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term "Other Benefits" as used in this Section 6(b) shall include, without limitation, benefits at least equal to the most favorable benefits provided by the Company and affiliates to peer executives of the Company and such affiliates or their estates, beneficiaries or families, as the case may be, under such programs relating to death benefits, if any, as in effect with respect to other peer executives at any time during the 120-day period immediately preceding the Effective Date or, if more favorable, as in effect on the date of his death with respect to other peer executives of the Company and its affiliates and their beneficiaries. With respect to options that were otherwise exercisable on the date of death or Disability, Executive or his representative shall be entitled to exercise such options for the greater of
(A) one year from the Executive's death or Disability or (B) the period permitted in the applicable stock option agreement. The Company shall also provide the Life Insurance Benefit.

               (c)  Cause; Other than for Good Reason.  If the Executive's
                    ---------------------------------
employment is terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (x) his Annual Base Salary through the Date of Termination, (y) the amount of any compensation previously deferred by him, and (z) Other Benefits, in each case to the extent theretofore unpaid. If the Executive voluntarily terminates employment during the Employment Period other than for Good Reason, this Agreement shall terminate without further obligation to the Executive, other than for Accrued Obligations and the timely payment or provision of Other Benefits. In such case, all Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to stock options exercisable on the Date of Termination, Executive shall be entitled to exercise such options at any time during the greater of (A) 20 days from the date employment terminated, or (B) the period permitted under the applicable stock option agreement. The Executive shall have the right to assume and continue the premium payments with regard to the Life Insurance Benefit.

          7.   Non-exclusivity of Rights.  Nothing herein shall prevent or limit
               -------------------------
the Executive's continuing or future participation in any program provided by the Company or any of its affiliates and for which he may qualify, nor, subject to Section 12(f), shall anything herein limit or otherwise affect such rights as he may have under any contract or agreement with the Company or any of its affiliates. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any program of or any contract or agreement with the Company or any of its affiliates at or subsequent to the Date of Termination shall be payable in accordance with such program or contract or agreement except as explicitly modified by this Agreement.

          8.   Full Settlement.  The Company's obligation to make the payments
               ---------------
provided for herein and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to him under any of the provisions hereof and such amounts shall not be reduced whether or not he obtains other employment. The Company agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision hereof or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code") to the extent the Executive is successful on the merits or otherwise with respect to such contest.

          9.   Certain Additional Payments by the Company.
               ------------------------------------------

               (a) Anything herein to the contrary notwithstanding and except as set forth below, if it is determined that any payment or distribution by the Company to or for Executive's benefit (whether paid or payable or distributed or distributable pursuant to the terms hereof or otherwise, but determined without regard to any additional payments required under this Section 9) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by him of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

               (b) Subject to the provisions of Section 9(c), all determinations required to be made under this Section 9, including whether and when a Gross-Up Payment is required, the amount thereof and the assumptions to be used in arriving at such determination, shall be made by Ernst & Young or such other certified public accounting firm as may be designated by the Executive (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. If the Accounting Firm is serving as accountant or auditor for a person effecting a Change of Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 9, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the parties. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments that have not been made should have been made ("Underpayment"). If the Company exhausts its remedies pursuant to Section 9(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

               (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service ("IRS") that, if successful, would require a Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall, with respect to such claim:

                    (i) give the Company any information reasonably requested relating to such claim,

                    (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                    (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

                    (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 9(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the IRS in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to him, on an interest-free basis and shall indemnify and hold him harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the IRS or any other taxing authority.

               (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 9(c), he becomes entitled to receive any refund with respect to such claim, he shall (subject to the Company's complying with the requirements of Section 9(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 9(c), a determination is made that he is not entitled to any refund with respect to such claim and the Company does not notify him in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such

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

advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

          10.  Other Obligations of Executive.
               ------------------------------

               (a) The Executive shall hold in a fiduciary capacity for the Company's benefit all secret or confidential information, knowledge or data relating to the Company or any of its affiliates, and their respective businesses, which shall have been obtained by him during his employment and which shall not be or become public knowledge (other than by acts by the Executive or his representatives in violation of this Agreement). After termination of his employment with the Company, he shall not, without the Company's prior written consent or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 10 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive hereunder.

               (b) If the employment of Executive is terminated during the Employment Period, during the two-year period following the Date of Termination, Executive agrees that he will not (i) act as a management official of any Competitive Business other than a "Permitted Entity", or (ii) solicit to provide wireless mobile communications service to any person other than on behalf of a Permitted Entity in the areas set forth on Attachment A; provided that this
Section 10(b) shall not be applicable if the Company has not at all times during such period complied with all of its obligations under this Agreement. The term "management official" means an officer, director, consultant, general partner, manager or controlling shareholder, the term "Competitive Business" means the provision of wireless mobile communications service, and the term "Permitted Entity" means an entity that is licensed, directly or indirectly, to provide mobile wireless communication service in an area(s) in which the population in all of the Permitted Entity's service area is equal to or less than 15% of the total population in all of the service area(s) of the Company.

          11.  Successors.
               -----------

               (a) This Agreement is personal to the Executive and without the Company's prior written consent shall not be assignable by him otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

               (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

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

               (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of its business and/or assets to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used herein, "Company" means the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

          12.  Miscellaneous.
               -------------

               (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

               (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:



          If to the Executive: William L. Henning, Jr.
                               2835 St. Francis Forest
                               Lake Charles, La. 70605



          If to the Company:   US Unwired Inc.
                               Attn: General Counsel/Legal Dept.
                               One Lakeshore Drive, Suite 1900
                               Lake Charles, La. 70629

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

               (c) The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision.

               (d) The Company may withhold from any amounts payable hereunder such taxes as shall be required to be withheld pursuant to any applicable law or regulation.

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

               (e) The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or to assert any right he or it may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 5(c) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

               (f) The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company, the employment of the Executive by the Company is "at will" and the Executive's employment and/or this Agreement may be terminated by either the Executive or the Company at any time, in which case the Executive shall have only the rights specified in the Agreement. From and after the Effective Date, this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof.

               (g) The termination or expiration of this Agreement or of Executive's employment hereunder shall not affect any of the obligations of the Company or the Executive to be performed as a result of or following such termination or expiration nor affect any of the rights of the company or the Executive hereunder, all of which obligations and rights shall continue in full force and effect.




     IN WITNESS WHEREOF, the Executive and the Company have executed this Agreement as of the day and year first above written.

                                    U.S. UNWIRED, INC.


                                    By:  /s/ Lawrence C. Tucker
                                         ----------------------
                                    Its: Chairman, Compensation Committee


                                    William L. Henning, Jr.


                                    /s/ William L. Henning, Jr.
                                    ---------------------------

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